Exhibit 31.1

CERTIFICATION

I, Sven (Bill) Ante Lundberg, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Merus N.V.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2020	By:	/s/ Sven A. Lundberg
Sven (Bill) Ante Lundberg President, Chief Executive Officer and Principal Financial Officer (Principal Executive Officer and Principal Financial Officer)